Exhibit (h)(3)(i)

SCHEDULE A

DATED AS OF MARCH 1, 2013

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2014
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2014
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2014
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2014
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2014
Transamerica Bond	0.88%	March 1, 2014
Transamerica Capital Growth	1.20%	March 1, 2014
Transamerica Commodity Strategy	1.00%	March 1, 2014
Transamerica Core Bond	0.70%	March 1, 2014
Transamerica Developing Markets Equity	1.45%	March 1, 2014
Transamerica Diversified Equity	1.17%	March 1, 2014
Transamerica Dividend Focused	0.90%	March 1, 2014
Transamerica Emerging Markets Debt	1.00%	March 1, 2014
Transamerica Emerging Markets Equity	1.60%	March 1, 2014
Transamerica Enhanced Muni	0.71%*	March 1, 2014
Transamerica Flexible Income	1.00%†	March 1, 2014
Transamerica Global Allocation	1.00%	March 1, 2014
Transamerica Global Macro	1.65%	March 1, 2014
Transamerica Global Real Estate Securities	N/A	March 1, 2014
Transamerica Growth	N/A	March 1, 2014
Transamerica Growth Opportunities	1.40%	March 1, 2014
Transamerica High Yield Bond	0.95%	March 1, 2014
Transamerica Income & Growth	0.93%	March 1, 2014
Transamerica International	1.25%	March 1, 2014
Transamerica International Bond	0.75%	March 1, 2014
Transamerica International Equity	1.15%	March 1, 2014
Transamerica International Equity Opportunities	N/A	March 1, 2014
Transamerica International Small Cap	1.27%	March 1, 2014
Transamerica International Small Cap Value	1.22%	March 1, 2014
Transamerica International Value Opportunities	1.35%	March 1, 2014
Transamerica Large Cap Growth	0.95%	March 1, 2014
Transamerica Large Cap Value	1.00%	March 1, 2014
Transamerica Long/Short Strategy	1.65%	March 1, 2014
Transamerica Managed Futures Strategy	1.45%	March 1, 2014
Transamerica Mid Cap Value	1.05%	March 1, 2014
Transamerica Money Market	0.48%	March 1, 2014
Transamerica Multi-Managed Balanced	1.45%	March 1, 2014
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2014
Transamerica Multi-Manager International Portfolio	0.45%	March 1, 2014
Transamerica Real Return TIPS	N/A	March 1, 2014
Transamerica Select Equity	0.90%	March 1, 2014
Transamerica Short-Term Bond	0.85%†	March 1, 2014
Transamerica Small Cap Growth	1.15%	March 1, 2014
Transamerica Small Cap Value	1.15%	March 1, 2014
Transamerica Small/Mid Cap Value	1.25%	March 1, 2014
Transamerica Tactical Allocation	0.85%	March 1, 2014
Transamerica Tactical Income	0.67%†	March 1, 2014
Transamerica Tactical Rotation	0.85%	March 1, 2014
Transamerica Total Return	N/A	March 1, 2014
Transamerica Value	1.00%	March 1, 2014

†	The Investment Adviser has agreed to further reduce Fund Operating Expenses by waiving 0.05% of the 0.30% 12b-1 fee for one year through March 1, 2014, as applicable to Class A shares of Transamerica Flexible Income, Transamerica Short-Term Bond and Transamerica Tactical Income.
*	In addition, 0.15% of the 0.30% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2014.

SCHEDULE B

DATED AS OF MARCH 1, 2013

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Diversified Equity
Transamerica Dividend Focused
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Enhanced Muni
Transamerica Flexible Income
Transamerica Global Allocation
Transamerica Global Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica Income & Growth
Transamerica International
Transamerica International Bond
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica International Value Opportunities
Transamerica Large Cap Growth
Transamerica Large Cap Value
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Value
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio
Transamerica Real Return TIPS
Transamerica Select Equity
Transamerica Short-Term Bond
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Tactical Allocation
Transamerica Tactical Income
Transamerica Tactical Rotation
Transamerica Total Return
Transamerica Value